Exhibit 99.1

Primis Financial Corp. Reports Earnings per Share for the Third Quarter of 2025

Declares Quarterly Cash Dividend of $0.10 Per Share

For immediate release

Thursday, October 23, 2025

McLean, Virginia, October 23, 2025 – Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”), and its wholly-owned subsidiary, Primis Bank (the “Bank”), today reported net income available to common shareholders of $7 million, or $0.28 per diluted share, for the quarter ended September 30, 2025, compared to $1 million, or $0.05 per diluted share, for the quarter ended September 30, 2024.

For the nine months ended September 30, 2025, the Company reported net income available to common shareholders of $32 million, or $1.29 per diluted share, compared to a net income available to common shareholders of $7 million or $0.29 per diluted share, for the same period in 2024.

Commenting on the quarter, Dennis J. Zember, Jr., President and Chief Executive Officer, stated, “We are excited to see the profitability improvement we have been driving towards finally bear fruit this quarter. Adjusting for reversed interest and short-term expenses expected to decline in the next quarter described below, management estimates run-rate pre-tax earnings were $11 million in the third quarter which equates to an approximately 90 basis point return on assets. The tremendous momentum in all of our business lines combined with strong operating leverage will drive this profitability higher into 2026.”

Operating Results

Operating results in the quarter continue to point to the necessary momentum on key areas to achieve the operating results that management expects. Significant items occurring during the third quarter of 2025 were:

•	Improved net interest margin – the Company’s net interest margin for the third quarter of 2025 was 3.18% and core net interest margin was 3.15%(1) for the third quarter of 2025, up from 2.97% and 2.80%(1), respectively, in the same quarter a year ago. Adjusting for interest reversals on loans that moved to nonaccrual in the quarter, the core net interest margin would have been 3.23% for the third quarter of 2025. Continued rebuilding of earning asset levels coupled with favorable deposit pricing was responsible for the improvement during the third quarter of 2025. Management expects further improvement in the fourth quarter of 2025 due to rate cuts experienced late in the third quarter of 2025.
•	Significant operating leverage continues as the Company’s continued growth in revenue with little to no increase in operating expenses has improved operating performance and points to the advantages of the Company’s scalable strategies. Total revenue, excluding gains realized on the sale of the Panacea Financial Holdings, Inc. (“PFH”) stock, increased during the linked quarter by $5 million, while expenses increased by only $400 thousand.
•	Spread revenue exceeds levels experienced before the sale of Life Premium Finance (“LPF”) in the fall of 2024 with only two-thirds of the balances replaced so far.
•	Ending balances of non-interest bearing checking accounts were higher by 16% compared to the same quarter in 2024. Growth in checking balances associated with national lines of business as well as in the core bank supported by V1BE contributed to growth for five straight quarters.
•	Total loan balances in the Company’s third party originated consumer loan book continued to shrink, ending at $101 million as of September 30, 2025, a decline of $79 million or 44% from the same period in 2024. Provisions associated with the loan portfolio were $0.3 million in the third quarter of 2025 compared to $4.0 million in the same quarter of 2024.

Significant Improvement In All Divisions

As discussed in previous quarters, the Company spent substantial time and energy in 2024 focusing the organization on its core bank and lines of business that drive premium operating results. The third quarter of 2025 demonstrated progress in key areas that are expected to continue and build through the rest of the year and into 2026. The following discussion highlights recent progress for each of these strategies:

Core Community Bank

The core bank’s 24 banking offices in Virginia and Maryland represented almost two thirds of the Company’s total balance sheet. Management believes the core bank’s value amongst its regional peers is undeniable given how well its balance sheet is positioned:

•	The Core bank has low concentrations of investor CRE (26% of total loans and only 213% of regulatory capital)
•	A robust pipeline of mostly new customers to the bank with yields that are incremental to the Bank’s margin
•	Cost of deposits of 1.73% in the third quarter of 2025 compared to 2.29% in the same quarter in 2024.
•	Zero brokered deposits and low utilization of FHLB borrowings.
•	A proprietary banking app for commercial depositors that drives new sales independent of lending efforts in and around our region.

Approximately 20% of the core bank’s deposit base are noninterest bearing deposits, supported with what management believes is the region’s best and most unique technology including the Bank’s proprietary V1BE service, which directly supports more than $200 million of mostly commercial clients in the Bank’s footprint. Approximately $30 million of checking accounts are associated with customers that use V1BE every week. The Company is frequently approached by other community banks looking to use this technology with their own customers. Primis is currently implementing enhancements to make V1BE easier to license to other banks and expects to have its first customer onboard in the near future.

Primis Mortgage

Primis Mortgage has closed mortgage volume of $308 million in the third quarter of 2025, up 34% compared to the same quarter in 2024. Pre-tax earnings for Primis mortgage were approximately $1.9 million for the third quarter of 2025, up substantially from $0.1 million in the second quarter of 2025, which was impacted by the addition of new teams, and $1.1 million for the third quarter of 2024.

Mortgage Warehouse

Mortgage warehouse lending activity was significant in the first three quarters of 2025 following the expansion of the team in the fall of 2024. Outstanding loan balances at September 30, 2025 were $327 million, up 77% from $185 million at June 30, 2025 and up 411% from $64 million at December 31, 2024. Committed facilities ended the third quarter of 2025 at $1 billion versus $804 million at June 30, 2025 and $349 million at the end of 2024. Mortgage warehouse also funded approximately 10% of its balance sheet with associated customer noninterest bearing deposit balances totaling $34 million at September 30, 2025, up 66% from June 30, 2025.

Panacea Financial

Panacea’s growth remained strong through the third quarter of 2025 with loans outstanding of $548 million, up 40% compared to the same quarter in 2024, including loans held for sale. At the end of the third quarter of 2025, Panacea customer deposits totaled $133 million, up 47% from September 30, 2024. Panacea continues to have success recruiting healthcare bankers and supporting these bankers with customer acquisition efforts through brand recognition, social media and endorsement from influential industry associations. Efforts to secure flow agreements and build capital market strategies that will allow for faster growth in customer acquisition without straining the Company’s balance sheet or concentrations are underway and expected to be in place shortly. Panacea is the number one ranked “Bank for doctors” on Google and banks over 7,500 professionals and practices nationwide.

Digital Platform

Funding for the national strategies is provided exclusively by the Bank’s digital platform powered by what the Bank believes is one the safest and most functional deposit accounts in the nation. Because of the scalability of the platform, there is no pressure whatsoever on the core bank to provide funding and risk the profitable, decades old relationships with core customers.

The platform ended the third quarter of 2025 with over $1.0 billion of deposits with a cost of deposits of 4.07% in the month of September 2025, compared to $0.9 billion at September 30, 2024 with a cost of 4.91%. Over 1,000 of our digital accounts have come from referrals from another customer and approximately 77% of our consumer accounts have been with the bank for over two years.

Net Interest Income

Net interest income in the third quarter of 2025 was $29 million compared to $28 million in the third quarter of 2024. The Company’s net interest margin improved as well, moving higher to 3.18% in the third quarter of 2025 compared to 2.97% in the same quarter of 2024. Adjusting for reversed interest of $0.7 million on loans moving to nonaccrual, net interest income would have been $30 million in the third quarter of 2025.

Commenting on the improvement in spread income and margins, Mr. Zember said, “We have spent the last year divesting the consumer loan book and the life premium finance book and building scale and revenues in mortgage warehouse. We had conviction in the timing on warehouse and in our team and through three quarters of this strategy, it is increasingly clear that this was the right move. Total loans in this division averaged $210 million in the third quarter of 2025 with approximately $2.1 million of net interest income, compared to an immaterial amount of activity in the year-ago period. We are confident that the growth in warehouse will far outpace the expected runoff in the other portfolios and that revenues and margins will continue to benefit from this strategic move.”

Cost of deposits in the bank have benefitted from both the core bank’s management of interest expense as well as on the digital platform. In the third quarter of 2025, the Company reported cost of interest-bearing deposits of 2.88% compared to 3.48% in the same quarter in 2024. Additional rate adjustments were made late in the third quarter of 2025 after the Federal Reserve reduced rates by 0.25% that are expected to drive costs lower in the fourth quarter with an estimated beta of 70%.

Noninterest Income

Noninterest income was $12 million in the third quarter of 2025 versus $9 million in the third quarter of 2024. Mortgage related income grew 31% to $9 million in the third quarter of 2025 compared to $7 million in the same quarter in 2024. Noninterest income associated with the Consumer Program was $0.3 million in the third quarter of 2025 compared to $0.6 million in the second quarter of 2025 and $0.1 million in the third quarter of 2024. Noninterest income from the consumer program will be increasingly immaterial going forward as promotional loans have declined to only $7 million at the end of the third quarter of 2025. Other service charges and deposit related fees were $1.4 million for the third quarter of 2025 and flat compared to the third quarter of 2024. Noninterest income also included $0.3 million of gain related to mark-to-market adjustments of the Company’s shares in PFH.

Noninterest Expense

Noninterest expense was $32 million for the third quarter of 2025, compared to $31 million for the same quarter of 2024. Expenses in the third quarter of 2025 include $1.1 million in legal fees associated with mortgage recruiting that management expects to normalize in the fourth quarter of 2025 and the first quarter of 2026.

Material items affecting total operating expenses were increases in salaries and benefits of $2 million or 11% compared to the third quarter of 2024. The mortgage company and its growth in production and revenues accounted for all of the growth in salaries and benefits while the remainder of the bank managed to reflect a very slight decline in total compensation costs. For the third quarter of 2025, the mortgage company reported $7 million in total salaries and benefits, an increase of $2 million or 35% compared to the same period in 2024. The remainder of the Company reported total compensation costs of $11 million in the third quarter of 2025, down slightly from the $12 million reported in the third quarter of 2024. Collectively, we believe the management of staff and related costs over the twelve month period described here evidences management’s successful approach at operating leverage.

Data processing expenses in the quarter were $2.4 million compared to $2.6 million in the same quarter in 2024. Management expects some continued decline in the coming quarter as the Company’s new contract terms only benefitted the Company for two out of three months in the third quarter of 2025 with savings equal to approximately $0.4 million per month.

Professional fees were down in the third quarter of 2025 to $2.5 million compared to $2.9 million in the same period in 2024. Fees in the current quarter contain the $1.1 million noted above related to mortgage recruiting that management expects to abate in the coming quarters. Excluding these mortgage related amounts, management believes professional fees in the $1.5 million range to be appropriate. Occupancy expense was also higher by approximately $0.3 million related to branch expenses that are not expected to continue in the fourth quarter.

Lastly, net expense attributable to the Panacea division was approximately $1.7 million higher in the third quarter of 2025 than both the second quarter of 2025 and third quarter of 2024. This higher expense was offset by higher revenue and recovery of provision for credit losses related to the division that combined increased $2.1 million in the third quarter of 2025.

The following table reflects the core operating expense burden at the Company, net of mortgage related and Panacea division impacts.

($ in thousands)	3Q25	2Q25	1Q25	4Q24	3Q24
Reported Noninterest Expense	$32,313	$31,927	$32,516	$37,841	$30,603
PFH Consolidated Expenses	-	-	(4,754)	(3,641)	(2,576)
Noninterest Expense Excl. PFH	$32,313	31,927	27,762	34,200	28,027

Nonrecurring	-	(232)	(1,144)	(3,686)	(1,000)
Primis Mortgage Expenses	(8,214)	(8,514)	(5,569)	(6,354)	(6,436)
Panacea Net Expense	(2,100)	(370)	384	115	(439)
Consumer Program Servicing Fee	(439)	(518)	(622)	(681)	(699)
Reserve for Unfunded Commitment	19	(18)	(13)	6	(96)
Total Adjustments	(10,734)	(9,652)	(6,964)	(10,600)	(8,670)

Core Operating Expense Burden	$21,579	$22,275	$20,798	$23,600	$19,357

Loan Portfolio and Asset Quality

Loans held for investment increased to $3.2 billion at September 30, 2025 compared to $3.1 billion at June 30, 2025 and $3.0 billion at September 30, 2024 prior to the sale of the Life Premium Finance portfolio. Important drivers in these levels are seen below:

•	Core Bank loans totaled $2.1 billion at September 30, 2025 compared to $2.2 billion at September 30, 2024.
•	Panacea Financial loans grew $155 million or 40% to $548 million over the past 12 months ending September 30, 2024.
•	Mortgage warehouse outstandings improved to $327 million at the end of the third quarter of 2025 compared to only $15 million at the same time in 2024. Approved lines grew substantially during the third quarter of 2025 to $1.0 billion, up approximately 40% since June 30, 2025.
•	Loan balances associated with the consumer loan program declined to $101 million at September 30, 2025, net of the fair value discounts compared to $180 million at September 30, 2024. Importantly, loans in promotional periods with full deferral were only $4.8 million or 5% of gross loans at September 30, 2025 compared to $56 million or 31% of total loans a year ago.
•	Investor CRE as a percentage of regulatory capital was 213% at both September 30, 2025 and September 30, 2024.

Nonperforming assets, excluding portions guaranteed by the SBA, were 2.07% of total assets at September 30, 2025 compared to 1.90% of total assets at June 30, 2025. The increase in nonperforming assets was largely due to one commercial loan that was downgraded in the third quarter of 2025. This loan was evaluated for impairment at September 30, 2025 with no impairment determined to be required at that time. The increase of nonaccrual loans of $32 million in the third quarter of 2025 was largely due to the loan noted above and a separate commercial relationship that was 90 days past due at June 30, 2025 but subsequently moved to nonaccrual. This loan was already substandard and impaired by approximately $5 million in the fourth quarter of 2024. As in prior quarters, the Bank has no other real estate owned at the end of the third quarter of 2025.

The Company recorded a recovery of credit losses of $49 thousand for the third quarter of 2025 compared to a provision for credit losses of $8 million for both the second quarter of 2025 and third quarter in 2024. The recovery of credit losses was driven by the changing mix of the Bank’s loan portfolio to loan categories with lower reserve requirements and the move of approximately $53 million of commercial loans to held for sale. As previously stated, the Company moved the Consumer Program loan book into its held for investment loan portfolio in the first quarter of 2025 and evaluated the portfolio using its CECL model at that time. Based on performance during the quarter, there was provision expense of $274 thousand associated with the Consumer Program in the third quarter of 2025. As a percentage of loans held for investment, the allowance for credit losses was 1.40% at the end of the third quarter of 2025 compared to 1.72% at the end of the third quarter of 2024. Total allowance and discounts on the Consumer Program loan portfolio totaled $10.4 million at September 30, 2025 which represents 9.5% of gross principal balance and 346% of loans more than one period delinquent as of that date.

Deposits and Funding

Total deposits at September 30, 2025 were essentially flat at $3.3 billion when compared to the same period in 2024, although the mix of deposits has improved significantly with the growth in checking accounts. Noninterest bearing demand deposits were $490 million at September 30, 2025, an annualized growth rate of 16% compared to balances at September 30, 2024. The Company had FHLB advances totaling $85 million outstanding at September 30, 2025 that resulted from a spike in mortgage activity at the end of the quarter.

Shareholders’ Equity

Tangible book value per common share(1) at the end of the third quarter of 2025 was $11.71, an increase of $1.29 or 12% from levels reported at December 31, 2024. Tangible common equity(1) ended the third quarter of 2025 at $289 million, or 7.48% of tangible assets(1).

The Board of Directors declared a dividend of $0.10 per share payable on November 21, 2025 to shareholders of record on November 7, 2025. This is Primis’ fifty-sixth consecutive quarterly dividend.

About Primis Financial Corp.

As of September 30, 2025, Primis had $4.0 billion in total assets, $3.2 billion in total loans held for investment and $3.3 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address :
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

Conference Call

The Company’s management will host a conference call to discuss its third quarter results on Friday, October 24, 2025 at 10:00 a.m. (ET). A live Webcast of the conference call is available at the following website: https://events.q4inc.com/attendee/859535228. Participants may also call 1-888-330-3573 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available for 7 days by calling 1-800-770-2030 and providing Replay Access Code 4440924.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings; operating return on average assets; pre-tax pre-provision operating return on average assets; operating return on average equity; operating return on average tangible equity; operating efficiency ratio; operating earnings per share – basic; operating earnings per share – diluted; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and core net interest margin are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term “operating” to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP Items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis’ performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including the preliminary estimated financial and operating information presented herein, which is subject to adjustment; our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: instability in global economic conditions and geopolitical matters; the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; the impact of tariffs, trade policies, and trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services); the Company’s ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial Division, digital banking platform, V1BE fulfillment service, Mortgage Warehouse division and Primis Mortgage Company; the risks associated with the Life Premium Finance sale, including failure to achieve the expected impact to our operating results; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management’s plans for the future; credit risk associated with our lending activities; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; our ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties; fraud or misconduct by internal or external actors, which we may not be able to prevent, detect or mitigate; acts of God or of war or other conflicts, acts of terrorism, pandemics or other catastrophic events that may affect general economic conditions; action or inaction by the federal government, including as a result of any prolonged government shutdown; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

(1)	Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

Primis Financial Corp.

Financial Highlights (unaudited)

(Dollars in thousands, except per share data)

	For Three Months Ended:					For Nine Months Ended:
Selected Performance Ratios:	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024	3Q 2025	3Q 2024
Return on average assets	0.70%	0.26%	2.52%	(2.43)%	0.12%	1.13%	0.24%
Operating return on average assets(1)	0.70%	(0.34)%	0.40%	(2.51)%	0.20%	0.25%	0.31%
Pre-tax pre-provision return on average assets	0.89%	1.20%	3.32%	0.44%	0.86%	1.76%	0.87%
Pre-tax pre-provision operating return on average assets(1)	0.89%	0.44%	0.71%	0.33%	0.96%	0.67%	0.96%
Return on average common equity	7.13%	2.57%	26.66%	(24.28)%	1.31%	11.58%	2.55%
Operating return on average common equity(1)	7.13%	(3.40)%	4.21%	(25.13)%	2.15%	2.61%	3.32%
Operating return on average tangible common equity(1)	9.45%	(4.51)%	5.78%	(33.33)%	2.86%	3.50%	4.45%
Cost of funds	2.62%	2.67%	2.67%	2.97%	3.25%	2.65%	3.13%
Net interest margin	3.18%	2.86%	3.15%	2.90%	2.97%	3.06%	2.85%
Core net interest margin(1)	3.15%	3.12%	3.13%	2.91%	2.80%	3.13%	2.83%
Gross loans to deposits	95.92%	93.65%	96.04%	91.06%	89.94%	95.92%	89.94%
Efficiency ratio	78.81%	73.92%	55.39%	96.41%	82.82%	67.71%	81.30%
Operating efficiency ratio(1)	78.81%	88.67%	91.97%	98.92%	79.92%	86.03%	78.75%

Per Common Share Data:
Earnings per common share - Basic	$0.28	$0.10	$0.92	$(0.94)	$0.05	$1.29	$0.29
Operating earnings per common share - Basic(1)	$0.28	$(0.13)	$0.14	$(0.98)	$0.08	$0.29	$0.38
Earnings per common share - Diluted	$0.28	$0.10	$0.92	$(0.94)	$0.05	$1.29	$0.29
Operating earnings per common share - Diluted(1)	$0.28	$(0.13)	$0.14	$(0.98)	$0.08	$0.29	$0.38
Book value per common share	$15.51	$15.27	$15.19	$14.23	$15.41	$15.51	$15.41
Tangible book value per common share(1)	$11.71	$11.48	$11.40	$10.42	$11.59	$11.71	$11.59
Cash dividend per common share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.30	$0.30
Weighted average shares outstanding - Basic	24,632,202	24,701,319	24,706,593	24,701,260	24,695,685	24,679,766	24,683,556
Weighted average shares outstanding - Diluted	24,643,889	24,714,229	24,722,734	24,701,260	24,719,920	24,693,328	24,710,345
Shares outstanding at end of period	24,644,385	24,643,185	24,722,734	24,722,734	24,722,734	24,644,385	24,722,734

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	2.07%	1.90%	0.28%	0.29%	0.25%	2.07%	0.25%
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.14%	0.80%	1.47%	3.83%	0.93%	0.79%	0.52%
Core net charge-offs (recoveries) as a percent of average loans (annualized)(1)	0.03%	0.15%	0.06%	0.05%	0.11%	0.08%	(0.10)%
Allowance for credit losses to total loans	1.40%	1.47%	1.45%	1.86%	1.72%	1.40%	1.72%

Capital Ratios:
Common equity to assets	9.66%	9.72%	10.16%	9.53%	9.47%
Tangible common equity to tangible assets(1)	7.48%	7.49%	7.82%	7.16%	7.29%
Leverage ratio(2)	8.32%	8.34%	8.71%	7.76%	8.20%
Common equity tier 1 capital ratio(2)	8.62%	8.92%	9.35%	8.74%	8.23%
Tier 1 risk-based capital ratio(2)	8.91%	9.22%	9.66%	9.05%	8.51%
Total risk-based capital ratio(2)	12.02%	12.43%	12.96%	12.53%	11.68%

(1) See Reconciliation of Non-GAAP financial measures.

(2) Ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.

Primis Financial Corp.

(Dollars in thousands)

Condensed Consolidated Balance Sheets (unaudited)

	For Three Months Ended:
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Assets
Cash and cash equivalents	$63,881	$94,074	$57,044	$64,505	$77,274
Investment securities-available for sale	234,660	242,073	241,638	235,903	242,543
Investment securities-held to maturity	8,550	8,850	9,153	9,448	9,766
Loans held for sale	202,372	126,869	74,439	247,108	458,722
Loans receivable, net of deferred fees	3,200,234	3,130,521	3,043,348	2,887,447	2,973,723
Allowance for credit losses	(44,766)	(45,985)	(44,021)	(53,724)	(51,132)
Net loans	3,155,468	3,084,536	2,999,327	2,833,723	2,922,591
Stock in Federal Reserve Bank and Federal Home Loan Bank	17,035	12,998	12,983	13,037	20,875
Bank premises and equipment, net	19,380	19,642	19,210	19,432	19,668
Operating lease right-of-use assets	9,427	9,927	10,352	10,279	10,465
Goodwill and other intangible assets	93,502	93,508	93,804	94,124	94,444
Assets held for sale, net	775	2,181	2,420	5,497	9,864
Bank-owned life insurance	68,504	68,048	67,609	67,184	66,750
Deferred tax assets, net	17,328	19,466	21,399	26,466	25,582
Consumer Program derivative asset	408	1,177	1,597	4,511	7,146
Investment in Panacea Financial Holdings, Inc. common stock	6,880	6,586	21,277	-	-
Other assets	56,679	81,791	65,058	58,898	58,657
Total assets	$3,954,849	$3,871,726	$3,697,310	$3,690,115	$4,024,347

Liabilities and stockholders' equity
Demand deposits	$489,728	$477,705	$455,768	$438,917	$421,231
NOW accounts	831,709	858,624	819,606	817,715	748,833
Money market accounts	737,634	744,321	785,552	798,506	835,099
Savings accounts	958,416	935,527	777,736	775,719	873,810
Time deposits	318,865	326,496	330,210	340,178	427,458
Total deposits	3,336,352	3,342,673	3,168,872	3,171,035	3,306,431
Securities sold under agreements to repurchase - short term	3,954	4,370	4,019	3,918	3,677
Federal Home Loan Bank advances	85,000	-	-	-	165,000
Secured borrowings	15,403	16,449	16,729	17,195	17,495
Subordinated debt and notes	96,091	96,020	95,949	95,878	95,808
Operating lease liabilities	10,682	11,195	11,639	11,566	11,704
Other liabilities	25,214	24,604	24,539	25,541	27,169
Total liabilities	3,572,696	3,495,311	3,321,747	3,325,133	3,627,284
Total Primis common stockholders' equity	382,153	376,415	375,563	351,756	381,022
Noncontrolling interest	-	-	-	13,226	16,041
Total stockholders' equity	382,153	376,415	375,563	364,982	397,063
Total liabilities and stockholders' equity	$3,954,849	$3,871,726	$3,697,310	$3,690,115	$4,024,347

Tangible common equity(1)	$288,651	$282,907	$281,759	$257,632	$286,578

Primis Financial Corp.

(Dollars in thousands)

Condensed Consolidated Statement of Operations (unaudited)

	For Three Months Ended:					For Nine Months Ended:
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024	3Q 2025	3Q 2024
Interest and dividend income	$51,766	$47,627	$47,723	$51,338	$57,104	$147,116	$159,656
Interest expense	22,734	22,447	21,359	25,261	29,081	66,540	81,511
Net interest income	29,032	25,180	26,364	26,077	28,023	80,576	78,145
Provision for (recovery of) credit losses	(49)	8,303	1,596	33,483	7,511	9,850	17,138
Net interest income (loss) after provision for credit losses	29,081	16,877	24,768	(7,406)	20,512	70,726	61,007
Account maintenance and deposit service fees	1,358	1,675	1,339	1,276	1,398	4,372	4,722
Income from bank-owned life insurance	456	438	425	434	431	1,319	1,975
Mortgage banking income	8,887	7,893	5,615	5,140	6,803	22,395	18,779
Gain (loss) on sale of loans	249	210	-	(4)	-	459	307
Gains on Panacea Financial Holdings investment	294	7,450	24,578	-	-	32,322	-
Gain on sale of Life Premium Finance portfolio, net of broker fees	-	-	-	4,723	-	-	-
Consumer Program derivative	264	593	(292)	928	79	565	3,392
Gain (loss) on other investments	381	(308)	53	15	51	126	393
Other	80	79	617	663	168	776	873
Noninterest income	11,969	18,030	32,335	13,175	8,930	62,334	30,441
Employee compensation and benefits	18,523	17,060	17,941	18,028	16,764	53,524	48,587
Occupancy and equipment expenses	3,481	3,127	3,285	3,466	3,071	9,893	9,276
Amortization of intangible assets	-	289	313	313	318	602	952
Virginia franchise tax expense	576	577	577	631	631	1,730	1,894
Data processing expense	2,369	3,037	2,849	3,434	2,552	8,255	7,130
Marketing expense	450	720	514	499	449	1,684	1,407
Telecommunication and communication expense	309	324	287	295	330	920	1,017
Professional fees	2,509	2,413	2,225	3,129	2,914	7,147	7,255
Miscellaneous lending expenses	231	900	834	1,446	1,098	1,965	1,835
Loss (gain) on bank premises and equipment	80	5	106	13	(352)	191	(476)
Other expenses	3,785	3,490	3,585	6,587	2,828	10,860	9,402
Noninterest expense	32,313	31,942	32,516	37,841	30,603	96,771	88,279
Income (loss) before income taxes	8,737	2,965	24,587	(32,072)	(1,161)	36,289	3,169
Income tax expense (benefit)	1,907	528	5,553	(5,917)	(304)	7,988	1,679
Net Income (loss)	6,830	2,437	19,034	(26,155)	(857)	28,301	1,490
Noncontrolling interest	-	-	3,602	2,820	2,085	3,602	5,640
Net income (loss) attributable to Primis' common shareholders	$6,830	$2,437	$22,636	$(23,335)	$1,228	$31,903	$7,130

(1) See Reconciliation of Non-GAAP financial measures.

Primis Financial Corp.

(Dollars in thousands)

Loan Portfolio Composition

	For Three Months Ended:
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Loans held for sale	$202,372	$126,869	$74,439	$247,108	$458,722
Loans secured by real estate:
Commercial real estate - owner occupied	495,739	480,981	477,233	475,898	463,848
Commercial real estate - non-owner occupied	592,480	590,848	600,872	610,482	609,743
Secured by farmland	3,642	3,696	3,742	3,711	4,356
Construction and land development	102,227	106,443	104,301	101,243	105,541
Residential 1-4 family	564,087	571,206	576,837	588,859	607,313
Multi-family residential	137,804	157,097	157,443	158,426	169,368
Home equity lines of credit	62,458	62,103	60,321	62,954	62,421
Total real estate loans	1,958,437	1,972,374	1,980,749	2,001,573	2,022,590

Commercial loans	915,158	811,458	698,097	608,595	533,998
Paycheck Protection Program loans	1,723	1,729	1,738	1,927	1,941
Consumer loans	319,977	339,936	357,652	270,063	409,754
Total Non-PCD loans	3,195,295	3,125,497	3,038,236	2,882,158	2,968,283
PCD loans	4,939	5,024	5,112	5,289	5,440
Total loans receivable, net of deferred fees	$3,200,234	$3,130,521	$3,043,348	$2,887,447	$2,973,723

Loans by Risk Grade:
Pass Grade 1 - Highest Quality	666	667	880	872	820
Pass Grade 2 - Good Quality	168,177	170,560	175,379	175,659	177,763
Pass Grade 3 - Satisfactory Quality	1,842,958	1,737,153	1,643,957	1,567,228	1,509,405
Pass Grade 4 - Pass	1,034,035	1,050,397	1,124,901	1,041,947	1,184,671
Pass Grade 5 - Special Mention	7,004	31,902	28,498	30,111	53,473
Grade 6 - Substandard	139,847	139,842	69,733	71,630	47,591
Grade 7 - Doubtful	7,547	-	-	-	-
Grade 8 - Loss	-	-	-	-	-
Total loans	$3,200,234	$3,130,521	$3,043,348	$2,887,447	$2,973,723

(Dollars in thousands)

Asset Quality Information

	For Three Months Ended:
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Allowance for Credit Losses:
Balance at beginning of period	$(45,985)	$(44,021)	$(53,724)	$(51,132)	$(51,574)
Recovery of (provision for) credit losses	49	(8,303)	(1,596)	(33,483)	(7,511)
Net charge-offs	1,170	6,339	11,299	30,891	7,953
Ending balance	$(44,766)	$(45,985)	$(44,021)	$(53,724)	$(51,132)

Reserve for Unfunded Commitments:
Balance at beginning of period	$(1,152)	$(1,134)	$(1,121)	$(1,127)	$(1,031)
Recovery of (provision for) unfunded loan commitment reserve	19	(18)	(13)	6	(96)
Total Reserve for Unfunded Commitments	$(1,133)	$(1,152)	$(1,134)	$(1,121)	$(1,127)

Non-Performing Assets:	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024
Nonaccrual loans	$84,973	$53,059	$12,956	$15,026	$14,424
Accruing loans delinquent 90 days or more	1,713	25,188	1,713	1,713	1,714
Total non-performing assets	$86,686	$78,247	$14,669	$16,739	$16,138
SBA guaranteed portion of non-performing loans	$4,682	$4,750	$4,307	$5,921	$5,954

Primis Financial Corp.

(Dollars in thousands)

Average Balance Sheet

	For Three Months Ended:					For Nine Months Ended:
	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024	3Q 2025	3Q 2024
Assets
Loans held for sale	$130,061	$108,693	$170,509	$100,243	$98,110	$136,273	$80,530
Loans, net of deferred fees	3,143,155	3,074,993	2,897,481	3,127,249	3,324,157	3,039,443	3,266,111
Investment securities	247,008	249,485	245,216	253,120	242,631	247,243	242,706
Other earning assets	101,278	98,369	86,479	96,697	83,405	95,430	78,076
Total earning assets	3,621,502	3,531,540	3,399,685	3,577,309	3,748,303	3,518,389	3,667,423
Other assets	232,636	272,910	241,912	237,704	243,715	245,786	244,886
Total assets	$3,854,138	$3,804,450	$3,641,597	$3,815,013	$3,992,018	$3,764,175	$3,912,309

Liabilities and equity
Demand deposits	$481,697	$467,493	$446,404	$437,388	$421,908	$465,327	$440,172
Interest-bearing liabilities:
NOW and other demand accounts	834,839	821,893	805,522	787,884	748,202	820,859	766,800
Money market accounts	756,361	759,107	788,067	819,803	859,988	767,729	832,531
Savings accounts	922,048	882,227	754,304	767,342	866,375	853,474	844,531
Time deposits	324,614	329,300	335,702	404,682	425,238	329,832	426,557
Total Deposits	3,319,559	3,260,020	3,129,999	3,217,099	3,321,711	3,237,221	3,310,591
Borrowings	117,697	117,701	116,955	160,886	238,994	117,454	172,942
Total Funding	3,437,256	3,377,721	3,246,954	3,377,985	3,560,705	3,354,675	3,483,533
Other Liabilities	36,720	36,649	38,280	39,566	36,527	37,211	35,344
Total liabilites	3,473,976	3,414,370	3,285,234	3,417,551	3,597,232	3,391,886	3,518,877
Primis common stockholders' equity	380,162	380,080	344,381	382,370	377,314	368,295	374,154
Noncontrolling interest	—	—	11,982	15,092	17,472	3,994	19,278
Total stockholders' equity	380,162	380,080	356,363	397,462	394,786	372,289	393,432
Total liabilities and stockholders' equity	$3,854,138	$3,794,450	$3,641,597	$3,815,013	$3,992,018	$3,764,175	$3,912,309

Net Interest Income
Loans held for sale	$2,085	$1,754	$2,564	$1,553	$1,589	$4,895	$4,017
Loans	46,772	42,963	42,400	46,831	52,707	133,643	147,564
Investment securities	1,894	1,928	1,906	1,894	1,799	5,728	5,319
Other earning assets	1,015	982	853	1,060	1,017	2,850	2,756
Total Earning Assets Income	51,766	47,627	47,723	51,338	57,112	147,116	159,656

Non-interest bearing DDA	-	-	-	-	-	-	-
NOW and other interest-bearing demand accounts	4,549	4,603	4,515	4,771	4,630	13,667	13,924
Money market accounts	5,229	5,271	5,420	6,190	7,432	15,920	20,732
Savings accounts	8,070	7,793	6,418	7,587	8,918	22,281	25,876
Time deposits	2,723	2,830	3,039	4,127	4,371	8,592	12,455
Total Deposit Costs	20,571	20,497	19,392	22,675	25,351	60,460	72,987

Borrowings	2,163	1,950	1,967	2,586	3,738	6,080	8,524
Total Funding Costs	22,734	22,447	21,359	25,261	29,089	66,540	81,511

Net Interest Income	$29,032	$25,180	$26,364	$26,077	$28,023	$80,576	$78,145

Net Interest Margin
Loans held for sale	6.36%	6.47%	6.10%	6.16%	6.44%	4.80%	6.66%
Loans	5.90%	5.60%	5.93%	5.96%	6.31%	5.88%	6.04%
Investments	3.04%	3.10%	3.15%	2.98%	2.95%	3.10%	2.93%
Other Earning Assets	3.98%	4.00%	4.00%	4.36%	4.85%	3.99%	4.72%
Total Earning Assets	5.67%	5.41%	5.69%	5.71%	6.06%	5.59%	5.82%

NOW	2.16%	2.25%	2.27%	2.41%	2.46%	2.23%	2.43%
MMDA	2.74%	2.79%	2.79%	3.00%	3.44%	2.77%	3.33%
Savings	3.47%	3.54%	3.45%	3.93%	4.10%	3.49%	4.09%
CDs	3.33%	3.45%	3.67%	4.06%	4.09%	3.48%	3.90%
Cost of Interest Bearing Deposits	2.88%	2.94%	2.93%	3.25%	3.48%	2.92%	3.40%
Cost of Deposits	2.46%	2.52%	2.52%	2.80%	3.04%	2.50%	2.94%

Other Funding	7.29%	6.65%	6.82%	6.39%	6.22%	6.92%	6.58%
Total Cost of Funds	2.62%	2.67%	2.67%	2.97%	3.25%	2.65%	3.13%

Net Interest Margin	3.18%	2.86%	3.15%	2.90%	2.97%	3.06%	2.85%
Net Interest Spread	2.62%	2.32%	2.60%	2.30%	2.37%	2.51%	2.24%

Primis Financial Corp.

(Dollars in thousands, except per share data)

	For Three Months Ended:					For Nine Months Ended:
Reconciliation of Non-GAAP items:	3Q 2025	2Q 2025	1Q 2025	4Q 2024	3Q 2024	3Q 2025	3Q 2024
Net income (loss) attributable to Primis' common shareholders	$6,830	$2,437	$22,636	$(23,335)	$1,228	$31,903	$7,130
Non-GAAP adjustments to Net Income:
Branch Consolidation / Other restructuring	-	-	144	-	-	144	-
Professional fee expense related to accounting matters and LPF sale	-	232	893	1,782	1,352	1,125	3,243
Gains on Panacea Financial Holdings investment	-	(7,450)	(24,578)	-	-	(32,028)	-
Gains on sale of closed bank branch buildings	-	-	107	-	(352)	107	(476)
Gain on sale of Life Premium Finance portfolio, net of broker fees	-	-	-	(4,723)	-	-	-
Consumer program fraud losses	-	-	-	1,904	-	-	-
Income tax effect	-	1,559	4,370	224	(216)	5,929	(598)
Net income (loss) attributable to Primis' common shareholders adjusted for nonrecurring income and expenses	$6,830	$(3,222)	$3,572	$(24,148)	$2,012	$7,180	$9,299

Net income (loss) attributable to Primis' common shareholders	$6,830	$2,437	$22,636	$(23,335)	$1,228	$31,903	$7,130
Income tax expense (benefit)	1,907	528	5,553	(5,917)	(304)	7,988	1,679
Provision (benefit) for credit losses (incl. unfunded commitment expense/benefit)	(68)	8,321	1,609	33,477	7,607	9,862	16,686
Pre-tax pre-provision earnings	$8,669	$11,286	$29,798	$4,225	$8,531	$49,753	$25,495
Effect of adjustment for nonrecurring income and expenses	-	(7,218)	(23,434)	(1,037)	1,000	(30,652)	2,767
Pre-tax pre-provision operating earnings	$8,669	$4,068	$6,364	$3,188	$9,531	$19,101	$28,262

Return on average assets	0.70%	0.26%	2.52%	(2.43)%	0.12%	1.13%	0.24%
Effect of adjustment for nonrecurring income and expenses	0.00%	(0.60)%	(2.12)%	(0.08)%	0.08%	(0.88)%	0.07%
Operating return on average assets	0.70%	(0.34)%	0.40%	(2.51)%	0.20%	0.25%	0.31%

Return on average assets	0.70%	0.26%	2.52%	(2.43)%	0.12%	1.13%	0.24%
Effect of tax expense	0.20%	0.06%	0.62%	(0.62)%	(0.03)%	0.28%	0.06%
Effect of provision for credit losses (incl. unfunded commitment expense)	(0.01)%	0.88%	0.18%	3.49%	0.77%	0.35%	0.57%
Pre-tax pre-provision return on average assets	0.89%	1.20%	3.32%	0.44%	0.86%	1.76%	0.87%
Effect of adjustment for nonrecurring income and expenses	0.00%	(0.76)%	(2.61)%	(0.11)%	0.10%	(1.09)%	0.09%
Pre-tax pre-provision operating return on average assets	0.89%	0.44%	0.71%	0.33%	0.96%	0.67%	0.96%

Return on average common equity	7.13%	2.57%	26.66%	(24.28)%	1.31%	11.58%	2.55%
Effect of adjustment for nonrecurring income and expenses	0.00%	(5.97)%	(22.45)%	(0.85)%	0.84%	(8.97)%	0.77%
Operating return on average common equity	7.13%	(3.40)%	4.21%	(25.13)%	2.15%	2.61%	3.32%
Effect of goodwill and other intangible assets	2.32%	(1.11)%	1.57%	(8.20)%	0.71%	0.89%	1.13%
Operating return on average tangible common equity	9.45%	(4.51)%	5.78%	(33.33)%	2.86%	3.50%	4.45%

Efficiency ratio	78.81%	73.92%	55.39%	96.36%	82.98%	67.71%	81.30%
Effect of adjustment for nonrecurring income and expenses	0.00%	14.75%	36.58%	2.54%	(2.87)%	18.32%	(2.55)%
Operating efficiency ratio	78.81%	88.67%	91.97%	98.90%	80.11%	86.03%	78.75%

Earnings per common share - Basic	$0.28	$0.10	$0.92	$(0.94)	$0.05	$1.29	$0.29
Effect of adjustment for nonrecurring income and expenses	-	(0.23)	(0.78)	(0.04)	0.03	(1.00)	0.09
Operating earnings per common share - Basic	$0.28	$(0.13)	$0.14	$(0.98)	$0.08	$0.29	$0.38

Earnings per common share - Diluted	$0.28	$0.10	$0.92	$(0.94)	$0.05	$1.29	$0.29
Effect of adjustment for nonrecurring income and expenses	-	(0.23)	(0.78)	(0.04)	0.03	(1.00)	0.09
Operating earnings per common share - Diluted	$0.28	$(0.13)	$0.14	$(0.98)	$0.08	$0.29	$0.38

Book value per common share	$15.51	$15.27	$15.19	$14.23	$15.41	$15.51	$15.41
Effect of goodwill and other intangible assets	(3.80)	(3.79)	(3.79)	(3.81)	(3.82)	(3.80)	(3.82)
Tangible book value per common share	$11.71	$11.48	$11.40	$10.42	$11.59	$11.71	$11.59

Net charge-offs as a percent of average loans (annualized)	0.14%	0.80%	1.47%	3.83%	0.93%	0.79%	0.52%
Impact of third-party consumer portfolio	(0.11)%	(0.65)%	(1.41)%	(3.78)%	(0.82)%	(0.71)%	(0.62)%
Core net charge-offs (recoveries) as a percent of average loans (annualized)	0.03%	0.15%	0.06%	0.05%	0.11%	0.08%	(0.10)%

Total Primis common stockholders' equity	$382,153	$376,415	$375,563	$351,756	$381,022	$382,153	$381,022
Less goodwill and other intangible assets	(93,502)	(93,508)	(93,804)	(94,124)	(94,444)	(93,502)	(94,444)
Tangible common equity	$288,651	$282,907	$281,759	$257,632	$286,578	$288,651	$286,578

Common equity to assets	9.66%	9.72%	10.16%	9.53%	9.47%	9.66%	9.47%
Effect of goodwill and other intangible assets	(2.18)%	(2.23)%	(2.34)%	(2.37)%	(2.18)%	(2.18)%	(2.18)%
Tangible common equity to tangible assets	7.48%	7.49%	7.82%	7.16%	7.29%	7.48%	7.29%

Net interest margin	3.18%	2.86%	3.15%	2.90%	2.97%	3.06%	2.85%
Effect of adjustment for Consumer Portfolio	(0.03)%	0.26%	(0.02)%	0.01%	(0.17)%	0.07%	(0.02)%
Core net interest margin	3.15%	3.12%	3.13%	2.91%	2.80%	3.13%	2.83%